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                                                                       Ex-99.(j)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Sector Series, Inc.:
   RiverSource Dividend Opportunity Fund
   RiverSource Real Estate Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                            KPMG LLP

Minneapolis, Minnesota
August 27, 2007